                                                                      EXHIBIT 21

                         ADVANCED TISSUE SCIENCES, INC.
                                  SUBSIDIARIES

       SUBSIDIARY                   STATE OF INCORPORATION                   OWNERSHIP
-------------------------    ------------------------------------    -------------------------
ATS Orthopedics, Inc.                     California                           100%
Neomorphics, Inc.                          Delaware                            100%
Segenix, Inc.                              Delaware                            100%